Exhibit 1.1

PUBLIC POLICY HOLDING COMPANY, INC.
[•] Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: [•], 2025

PUBLIC POLICY HOLDING COMPANY, INC.
[•] Shares of Common Stock
UNDERWRITING AGREEMENT
[•], 2025
Oppenheimer & Co. Inc.
Canaccord Genuity LLC
as Representative of the several Underwriters
c/o    Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
c/o    Canaccord Genuity LLC
1 Post Office Square, Suite 3000
Boston, Massachusetts 02109
Ladies and Gentlemen:
Public Policy Holding Company, Inc., a Delaware corporation (the “Company”), confirms its agreement with Oppenheimer & Co. Inc. and Canaccord Genuity LLC, as representatives of the Underwriters (the “Representatives”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), with respect to the following: (i) the Company proposes to issue and sell to the Underwriters, and (ii) certain stockholders of the Company named in Schedule B hereto (the “Selling Stockholders”) severally propose to sell to the Underwriters, an aggregate of [•] shares of Common Stock (as defined below) (the “Initial Securities”), of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the amount of shares set forth opposite such Selling Stockholder’s name in Schedule B hereto. In addition, the Company also proposes to sell to the Underwriters up to [•] additional shares of Common Stock (the “Option Securities”) for the purpose of covering over-allotments in connection with the sale of the Initial Securities. The Initial Securities and the Option Securities are collectively called the “Securities.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
The Company understands that the Underwriters propose to make a public offering of the Securities in the United States only as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. [•]), which was initially filed on

[•], 2025, including a preliminary prospectus, relating to the offering of the Securities (as amended, the “Registration Statement”). Such preliminary prospectus, including any documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “Preliminary Prospectus.” The effective time of the Registration Statement pursuant to Rule 467(b) under the Securities Act, or, if the Company files any post-effective amendment to the Registration Statement, the effective date of the latest such amendment, is herein called the “Effective Time.”
The Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means [•] [A.M./P.M.], New York City time, on [•], 2025 or such other time as agreed by the Company and the Representatives.
“Common Stock” means common stock of the Company, $0.001 par value.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus or most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (as defined below) (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a

“bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Material Subsidiaries” means each of Alpine Group Partners, LLC, Crossroads Strategies, LLC, Forbes Tate Partners LLC, MultiState Associates, LLC, TrailRunner International, LLC and Blue Engine Message & Media, LLC (doing business as Seven Letter).
“Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Securities Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall include the filing of any document under the Exchange Act, which is incorporated by reference in or otherwise deemed by Form S-1 under the Securities Act to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Additional Closing Date (as defined below), and agrees with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the London Stock Exchange, AIM or otherwise. The Company has complied, to the satisfaction of the Commission, with each request (if any) from the Commission for additional information in respect of the Registration Statement and/or the Prospectus.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the applicable requirements of the Securities Act. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Additional Closing Date, did or will, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, as of the Applicable Time did not, and as of the Closing Time and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission, at the Closing Time or at any Additional Closing Date, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter (including through the Representatives) expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the [fourth paragraph under the heading “Underwriting—Listing,” the information in the first, third, fourth and fifth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the

information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus] (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) is required in connection with the offering of the Securities.
The representations and warranties in this subsection shall not apply to the Underwriter Information.
(iv)    Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule E hereto. Any individual Written Testing-the-Waters Communication prepared or authorized by the Company does not conflict in any material respect with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the applicable provisions of the Securities Act and, when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Time and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to the Underwriter Information.
(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act..

(vi)    Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (“Emerging Growth Company”).
(vii)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Securities Act and the Public Company Accounting Oversight Board.
(viii)    Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and for the periods specified therein. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package and provided that unaudited interim financial statements, which are subject to normal year-end adjustments, may not contain certain footnotes, as permitted by the rules of the Commission. The financial statements, together with the related notes and schedules, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, or included in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus in accordance with Regulation S-X which has not been included or incorporated as so required.
(ix)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or the business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its consolidated subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(x)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not be reasonably expected to result in a Material Adverse Effect.
(xi)    Good Standing of Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (where such concept exists), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not be reasonably expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, with the exception of Trailrunner Sports, LLC (a joint venture in which Trailrunner International LLC holds an 83% membership interest), are owned by the Company directly (or indirectly through other subsidiaries), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of the Company’s subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
(xii)    Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding share capital of the Company (including any securities to be sold by the Selling Stockholders) has been duly authorized and validly issued and is fully paid and non-assessable. None of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiii)    Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.
(xiv)    Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities pursuant to this Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.
(xv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.
(xvi)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles, by-laws or similar constating or organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the articles, by-laws or similar organizational document of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of the foregoing clause (B), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries
(xvii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or its Material Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Material Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Material Subsidiaries, which, if determined adversely to the Company or any of its Material Subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Material Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(xix)    Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.
(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the rules of the Nasdaq Stock Market LLC, the requirements of the AIM Rules for Companies published by the London Stock Exchange from time to time (“AIM Rules”), U.S. state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities as are necessary to conduct the business as now conducted by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses.
(xxii)    Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) where the failure to hold any such title free and clear of mortgages, pledges, liens, security interests, claims, restrictions or encumbrances would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or its subsidiaries hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the Company or any of its subsidiaries’ ownership of any real property or other property or the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxiii)    Possession of Intellectual Property. To the knowledge of the Company, the Company and its Material Subsidiaries own or possess adequate rights under all patents,

licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and domain names (including all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) used in or reasonably necessary to carry on their respective businesses in all material respects as currently conducted and as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus. To the knowledge of the Company, the Intellectual Property of the Company and its Material Subsidiaries is not being infringed, misappropriated or otherwise violated by any person where such infringement or misappropriation would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by any third party (i) challenging the Company’s or any of its Material Subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of the Company’s Intellectual Property, or (ii) challenging the validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company or any of its Material Subsidiaries, where such challenge would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, (i) the Company’s and its Material Subsidiaries’ conduct of their respective businesses as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and (ii) the Company and its Material Subsidiaries have not received any written notice of any claim alleging that the conduct of their business as currently conducted infringes, misappropriates or otherwise violates any person’s Intellectual Property.
(xxiv)     Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its Material Subsidiaries is in material violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy, rule of common law or any legally enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, or any other legally enforceable requirements relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Material Subsidiaries have all material permits, licenses, certificates, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with, and have not materially violated, their requirements, (C) to the knowledge of the Company, the Company and its Material Subsidiaries have not received written notice of any actual or potential material liability or obligation under or relating to, or any actual or potential material violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (D) there is no proceeding that is pending or, to the knowledge of the Company, threatened, against the Company or any of its Material Subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceeding that would reasonably be expected to give rise to liability under any Environmental Laws, singly or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect, and (E) to the knowledge of the Company, there are no facts, events or circumstances that would reasonably be expected to give rise to liability under any Environmental Laws, singly or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect.
(xxv)    Compliance with ERISA. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (C) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meanings of Section 304 and 305 of ERISA); (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).
(xxvi)     Disclosure Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains or will maintain by the Effective Time an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in the reports that it files with the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, by others within the Company and its subsidiaries, as appropriate to allow timely decisions regarding required disclosure.
(xxvii)     Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains and will maintain following the Effective Time effective “internal control over financial reporting” and will maintain following the Effective Time effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been and are (1) no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. It is understood and agreed that nothing in this Section 1(a)(xxvii) shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated in connection therewith, as of an earlier date than it would otherwise be required to do under applicable law.
(xxviii)     Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act, and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.
(xxix)     Payment of Taxes. The Company and its subsidiaries have filed all Returns (as defined below) that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such Returns would not result in a Material Adverse Effect, and has paid all Taxes due pursuant to such Returns or pursuant to any assessment received by the Company and its subsidiaries, except (i) for such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (ii) insofar as the failure to pay such Taxes would not result in a Material Adverse Effect. “Returns” means all returns, declarations, reports, estimates, information, elections and statements required to be filed or sent in respect of any Taxes assessed by a taxing authority. “Taxes” means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Closing Time to any domestic or foreign government (federal, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule making entity having jurisdiction in the relevant circumstances, applicable, as the case may be, to any of the Company and its subsidiaries.
(xxx)    Insurance. The Company and its Material Subsidiaries, taken as a whole, carry or are entitled to the benefits of insurance, with insurers the Company reasonably believes to be reputable, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Material Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(xxxi)     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Material Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of its Material Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.
(xxxii)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(xxxiii)    Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities.
(xxxiv)    Cybersecurity; Data Protection. The Company and its Material Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Material Subsidiaries as currently conducted. The Company and its Material Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the Company’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. The Company and its Material Subsidiaries are presently in compliance with all applicable laws and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and with policies published by the Company and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data (“Data Security Obligation”) from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there is no material action, suit or proceeding by or before any court or governmental agency, authority or body pending alleging material non-compliance with any Data Security Obligation.
(xxxv)     No Unlawful Payments. None of the Company or any of its subsidiaries, or, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries, has, [within the last five years,] taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(xxxvi)    Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxvii)    No Conflicts with Sanctions Laws. None of the Company, any of its Material Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its Material Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: the subject of any economic, financial or trade sanctions administered or enforced by the United States Government (including the U.S.

Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Material Subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, [the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea).] The Company and each of its Material Subsidiaries have not engaged in, are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(xxxviii)    Use of Proceeds. The Company will not, directly or knowingly indirectly, use any part of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the target of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the target of comprehensive territorial Sanctions, in violation of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities or otherwise in violation of applicable Anti-Money Laundering Laws; (iii) in violation of applicable Anti-Corruption Laws; or (iv) in any other manner that would constitute or result in a violation of any Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, or investor).
(xxxix)    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.
(xl)    Maintenance of Rating. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as such term is defined in Section 3(a)(62) of the Exchange Act).
(xli)    Maintenance of Listing. The Company’s outstanding Common Stock is listed and posted for trading on AIM, a market operated by the London Stock Exchange (“AIM”) and the Company is in compliance with the AIM Rules and applicable UK securities laws.
(xlii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliii)    Transfer Agents. Odyssey Transfer and Trust Company has been duly appointed as registrar and transfer agent for the Common Stock.
(b)    Officer’s Certificates. Any certificate signed by any officer of the Company or its subsidiaries delivered to the Representatives or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Securities pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
(c)    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
(i)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(ii)    The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by or on behalf of such Selling Stockholder and [•], as Custodian, relating to the deposit of the Common Stock to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the constitutive documents of such Selling Stockholder (if such Selling Stockholder is an entity), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except in the case of clauses (i), (iii) or (iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have already been obtained or waived or as may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(iii)     On the date hereof, such Selling Stockholder has, and as of the Closing Time and any Additional Closing Date, such Selling Stockholder will have, valid title to the Common Stock to be sold by such Selling Stockholder. On the date hereof, such Selling Stockholder has, and on the Closing Date, and if applicable, the Option Closing Date, such Selling Stockholder will have, all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, and the Power of Attorney and to

sell, transfer and deliver the Common Stock to be sold by such Selling Stockholder, except (x) such as shall have been obtained or waived, and (y) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Common Stock.
(iv)    Immediately prior to the Closing Date, such Selling Stockholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances.
(v)    The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(vi)    Upon payment for the shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such shares in the name of Cede or such other nominee and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such shares), (i) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(vii)    Such Selling Stockholder has delivered to the Representatives an executed lock-up agreement substantially in the form of Exhibit A hereto.
(viii)    Such Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement or the Prospectus to sell its shares of Common Stock pursuant to this Agreement.

(ix)    Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Additional Closing Date, did or will, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, as of the Applicable Time did not, and as of the Closing Time and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission, at the Closing Time or at any Additional Closing Date, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the Effective Time or when such documents incorporated by reference were filed with the Commission, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that, in the case of each Selling Stockholder, the representations and warranties set forth in this paragraph are limited solely to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company or the Representatives by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any issuer free writing prospectus, road show (as defined in Rule 433(h) under the Securities Act) or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages), which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption [“Principal and Selling Stockholders”] and, if such Selling Stockholder is an executive officer or director of the Company (including any person who is named in the Registration Statement or any Prospectus or any amendment or supplement thereto as a person who is to become a director of the Company at a future date), the biographical information of such Selling Stockholder as set forth under the caption [“Management”] in the Registration Statement, the Preliminary Prospectus or Prospectus (with respect to each such Selling Stockholder, the “Selling Stockholder Information”).
(x)    Such Selling Stockholder, including any director, officer, employee, agent, affiliate, or representative of such Selling Stockholder, is not a Person that is, or is owned or controlled by one or more Persons that are: the subject of any Sanctions, nor is such Selling Stockholder located, organized or resident in a country or territory that is the subject of Sanctions. Such Selling Stockholder has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(xi)    Such Selling Stockholder will not, directly or knowingly indirectly, use any part of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the target of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the target of comprehensive territorial Sanctions, in violation of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities or otherwise in violation of applicable Anti-Money Laundering Laws; (iii) in violation of applicable Anti-Corruption Laws; or (iv) in any other manner that would constitute or result in a violation of any Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, or investor).
(xii)    None of such Selling Stockholder or, if such Selling Stockholder is an entity, any of its subsidiaries or controlled affiliates, or any director or officer thereof, or to the knowledge of such Selling Stockholder, any employee, agent or representative of such Selling Stockholder or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of such Selling Stockholder or, if such Selling Stockholder is an entity, for the benefit of any of its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of Anti-Corruption Laws.
(xiii)    If such Selling Stockholder is an entity, such Selling Stockholder and each of its subsidiaries have conducted their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Selling Stockholder, threatened. If such Selling Stockholder is an entity, such Selling Stockholder and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(xiv)    Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to

Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(xv)    Each Selling Stockholder listed on Schedule I hereto and organized or domiciled in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) specifically agrees that no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in such Non-U.S. Selling Stockholder’s jurisdiction of organization or to any taxing authority thereof or therein in connection with (i) the execution, delivery and consummation of this Agreement, or (ii) the sale and delivery of the Common Stock to the Underwriters or purchasers procured by the Underwriters.
(xvi)    Each Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 18 hereof has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18 herein).
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the respective number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions herein, agrees, severally and not jointly, to purchase from such Selling Stockholder at the price per share set forth in Schedule A, the respective number of Initial Securities as set forth in Schedule B opposite the name of such Selling Stockholder (subject to such adjustments to eliminate fractional shares as the Representatives may determine).
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Additional Closing Date”) shall be determined by the Representatives, but shall not be earlier than one full business day (unless such Additional Closing Date occurs at the Closing Time) or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The option may be exercised solely to cover over-allotments in the sale of the Initial Securities by the Underwriters.
(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of DLA Piper LLP (US) (“DLA Piper”), or at such other place as shall be agreed upon by the Representatives and the Company, or remotely, by means of virtual communication, in a manner agreed upon by the Representatives and the Company, at [[•]:00 A.M.] (New York City time) on [•], 2025 (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Additional Closing Date as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Additional Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company will effect all filings with the Commission in the manner and within the applicable time periods required under the Securities Act. The Company, subject to Section 3(b), will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act and all applicable AIM Rules so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of applicable law, the Company will promptly (A) give the Representatives notice of such event (provided that the Representatives shall be deemed to have received notice without any required action by the Company if such determination was made by counsel for the Underwriters), (B) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made by it, within 48 hours prior to the Applicable Time, pursuant to the Exchange Act; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner.
(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as each Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Exchange Act. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Company will use its reasonable best efforts to effect the listing of its Common Stock (including the Securities) on the Nasdaq Global Market, no later than the Closing Time.

(i)    Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security or debt outstanding or as “earnout” payment pursuant to an existing acquisition agreement, in each case which is in effect on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Stock issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any Common Stock issued as consideration (including initial and deferred consideration) in connection with the acquisition of a new operating company or substantially all of the assets of an existing third party business and (F) the filing of a registration statement on Form S-8.
(j)    Press Release. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 3(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
(k)    Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares if and as may be required under Rule 463 under the Securities Act.
(l)    Issuer Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication”

within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)    Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).
SECTION 4.    Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, together with all required attachments to such form, establishing a complete exemption from U.S. backup withholding tax and any withholding imposed under Chapter 3 or Chapter 4 of the Code.
(b)    Each Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(c)    All sums payable by each Non-U.S. Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case each Non-U.S. Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.
(d)    All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Non-U.S. Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, each Non-U.S. Selling

Stockholder shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax. If any sum payable by a Non-U.S. Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax and such increase shall be the responsibility of such Non-U.S. Selling Stockholder.
SECTION 5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule C-2 or prepared pursuant to Section 1(a)(iii) or Section 3(l) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.
(b)    It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during a period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act.
SECTION 6.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any shares or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if such fees and expenses are required to be incurred, provided that any such expenses (including fees and disbursements of counsel) in excess of $50,000 in aggregate are subject to the prior written approval of the Company, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Securities including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants (provided that the travel, lodging and any car travel expenses of representatives of the Underwriters shall be paid for by the Underwriters) and 50% of the cost of aircraft and other transportation chartered in connection with the road show (with the remaining 50% of the cost of such aircraft to be paid by the Underwriters; provided that no aircraft shall be chartered without the prior approval of the Company), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, and (x) the reasonable and documented fees and disbursements of the Underwriters’ counsel (including those payable pursuant to clauses (v) and (viii) of this Section 6(a)), provided that the total amount payable by the Company pursuant to this Section 6(a) shall not exceed (1) if sale of the Initial Securities is consummated, US$325,000 and (2) if sale of the Initial Securities is not consummated, US$120,000 (the “Termination Expenses Cap”). The provisions of this Section 6(a) shall not supersede or otherwise affect any agreement that the Selling Stockholders may otherwise have for the allocation of related expenses among themselves.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i) or (iii) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters; provided, however, that the Company will not be required to pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Securities, as described in Section 12 hereof.
SECTION 7.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration

Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission or AIM; and the Company has complied with each request (if any) from the Commission or AIM, as applicable, for additional information.
(b)    Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the written opinion and negative assurance letter, dated the Closing Time and addressed to the Underwriters, of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (“Fried Frank”), counsel for the Company, substantially in the form attached hereto as Exhibit D and to such further effect as the Underwriters’ counsel may reasonably request.
(c)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the written opinion and negative assurance letter, dated the Closing Time and addressed to the Underwriters, of DLA Piper, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(d)    Opinion of Counsel for Selling Stockholders. At the Closing Time, the Representatives shall have received the written opinions, dated the Closing Time and addressed to the Underwriters, of the respective counsel for each of the Selling Stockholders (collectively, the “Selling Stockholder Counsels”), with respect to such matters as the Representatives may reasonably request, and such counsels shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(e)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.
(f)    Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Time, Forvis Mazars, LLP and MN Blum LLC shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Time shall use a “cut-off” date no more than three business days prior to such Closing Time.
(g)    Good Standing. The Representatives shall have received on and as of the date hereof and the Closing Time, satisfactory evidence of the good standing (or its equivalent) of the Company and the Material Subsidiaries in their respective jurisdictions of organization and in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(h)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.
(i)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by each of the Selling Stockholders and the persons listed on Schedule D hereto.
(j)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its subsidiaries hereunder shall be true and correct as of each Additional Closing Date and, at the relevant Additional Closing Date, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Additional Closing Date, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Additional Closing Date.
(ii)    Opinion of Counsel for Company. At such Additional Closing Date, the Representatives shall have received the written opinion and negative assurance letter, dated such Additional Closing Date and addressed to the Underwriters, of Fried Frank, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 7(b) hereof.
(iii)    Opinion of Counsel for Underwriters. At such Additional Closing Date, the Representatives shall have received the written opinion and negative assurance letter, dated such Additional Closing Date and addressed to the Underwriters, of DLA Piper, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 7(c) hereof.
(iv)    Opinion of Counsel for Selling Stockholders. At such Additional Closing Date, the Representatives shall have received the written opinions, dated such Additional Closing Date and addressed to the Underwriters, of the Selling Stockholder Counsels,

relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 7(d) hereof.
(v)    Bring-down Comfort Letters. Each of Forvis Mazars, LLP and MN Blum LLC shall have furnished to the Representatives, at the request of the Company, a letter, in form and substance satisfactory to the Representatives and dated such Additional Closing Date, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 7(f) hereof, except that the “cut-off date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Closing Date.
(k)    Additional Documents. At the Closing Time and at each Additional Closing Date (if any), the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(l)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Additional Closing Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8, 9, 16, 17 and 18 shall survive any such termination and remain in full force and effect.
SECTION 8.    Indemnification.
(a)    Indemnification of Underwriters.
(i)    The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable and documented investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or any Written Testing-the-Waters Communication, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information.
(ii)    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable and documented legal or other expenses incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (after deducting underwriting discounts and commissions but before deducting expenses) of the Shares sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”) less any amounts such Selling Stockholder actually pays pursuant to the contribution provisions of Section 9 below.
(b)    Indemnification of Selling Stockholders, Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholders, and if the Selling Stockholder is an entity, their respective employees, officers and directors, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, to the same extent as the foregoing indemnity from the Company or Selling Stockholder, as applicable, to such Underwriter, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any General Disclosure Package or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any General Disclosure Package, in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action). An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
(d)    Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, capital, issuance, registration, transaction, transfer or similar taxes or duties, including any interest and penalties, on the creation, issue, delivery and sale of the Securities and on the execution, delivery or performance of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless required by law. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
SECTION 9.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any reasonable and documented investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Common Stock pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable and documented legal or other expenses incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 9. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. The Selling Stockholders’ obligations to contribute pursuant to this Section 9 are several, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder less any amounts that such Selling Stockholder actually pays pursuant to Section 8(a)(ii) above.=.
SECTION 10.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 11.    Termination of Agreement.
(a)    Termination. This Agreement may be terminated with respect to the Common Stock to be purchased on the Closing Time or, in the case of the Option Securities, prior to the Additional Closing Date, by the Representatives by notifying the Company at any time at or before the Closing Time or the Additional Closing Date, as the case may be, if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Common Stock or enforce contracts for the sale of the Common Stock in the manner contemplated in the Prospectus; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Common Stock or enforce contracts for the sale of the Common Stock in the manner contemplated in the Prospectus; (iii) trading in the Common Stock or any securities of the Company, or trading generally on AIM or the Nasdaq Global Market, has been suspended or materially limited by the Commission or minimum or maximum ranges for prices for securities shall have been fixed, by any of said exchanges or by order of the Commission, FINRA, or any other Governmental Entity or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect.
(b)    Liabilities. If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Common Stock or in contemplation of performing their obligations hereunder, provided that such expenses shall not exceed, in aggregate, the Termination Expenses Cap provided in Section 6(b) and (z) no Underwriter who shall have failed or refused to purchase the Common Stock agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.
SECTION 12.    Default by One or More of the Underwriters. If any Underwriter shall default in its obligation to purchase on the Closing Time or an Additional Closing Date, as the case may be, the Common Stock agreed to be purchased hereunder on the Closing Time or an Additional Closing Date, as the case may be, the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Common Stock on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled (at the Company’s sole discretion) to a further period of 24 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Common Stock on such terms. If, after giving effect to any arrangements for the purchase of the Common Stock of a defaulting Underwriter or Underwriters by the Representatives and/or the Company (as applicable) as provided above, the aggregate number of shares of Common Stock which remains unpurchased on the Closing Time or an Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of all the shares of Common Stock that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares of Common Stock which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of shares of Common Stock which such Underwriter agreed to purchase hereunder) of the Common Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Sellers shall have the right to postpone the Closing Time or the Additional Closing Date, as the case may be, for a period of not more than seven calendar days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.
If, after giving effect to any arrangements for the purchase of the Common Stock of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such shares of Common Stock which remains unpurchased exceeds one-eleventh of the aggregate number of all the shares of Common Stock to be purchased at such date, then this Agreement, or, with respect to an Additional Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Securities to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 6(a), 8, 9 and 11. The provisions of this Section 12 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.
The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
SECTION 13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the following addresses:
Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004,
Attention: ECM Legal (email: [•]); and
Canaccord Genuity LLC
1 Post Office Square, 30th Floor,
Boston, MA 02109,
Attention: Equity Capital Markets (email: [•]),
with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention: Joshua A. Kaufman and Era Anagnosti

Notices to the Company shall be directed to it at:
Public Policy Holding Company, Inc.
800 North Capitol St. NW, Suite 800
Washington, D.C. 20002
Attention: Chief Operating Officer and Chief Legal Officer (email: notices@pphcompany.com; Jill.Kendrick@pphcompany.com; Neal.Strum@pphcompany.com)
with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
100 Bishopsgate
London EC2N 4AG
United Kingdom
Attention: Ashar Qureshi (email: Ashar.Qureshi@friedfrank.com).
Notices to the Selling Stockholders shall be directed to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention General Counsel, with a copy, which shall not constitute notice, to [•].
SECTION 14.    No Advisory or Fiduciary Relationship. The Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s- length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Selling Stockholders or the Company, including its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of the Selling Stockholders with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any securities, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 16.    TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 17.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 18.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties, including each Selling Stockholder, irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party, including each Selling Stockholder, irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
SECTION 19.    Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 20.    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
SECTION 21.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 22.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 23.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Parties in accordance with its terms.

Very truly yours,

PUBLIC POLICY HOLDING COMPANY, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule B hereto, acting severally

By:
Name:
Title: Attorney-in-Fact

CONFIRMED AND ACCEPTED,
as of the date first above written:

OPPENHEIMER & CO. INC.

By:
Authorized Signatory

CANACCORD GENUITY LLC

By:
Authorized Signatory
For itself and as Representative of the other Underwriters named in Schedule A hereto
1

SCHEDULE A
The initial public offering price per share for the Securities shall be US$[•].
The purchase price per share for the Securities to be paid by the several Underwriters shall be US$[•], being an amount equal to the initial public offering price set forth above less US$[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities	Number of Option Securities

Oppenheimer & Co. Inc.	[•]	[•]
Canaccord Genuity LLC	[•]	[•]
TCBI Securities, Inc.	[•]	[•]
[•]	[•]	[•]
Total	[•]	[•]

1

SCHEDULE B
[to come]

1

SCHEDULE C-1
Pricing Terms
1.    The Company is selling [•] shares of Common Stock.
2.    The Selling Stockholders are selling [•] shares of Common Stock.
3.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock.
4.    The initial public offering price per share for the Securities shall be US$[•].
2

SCHEDULE C-2
Free Writing Prospectuses
1.    [•].

SCHEDULE D
List of Persons and Entities Subject to Lock-up
[to come]

SCHEDULE E
Written Testing-the-Waters Communications
[Testing-the-Waters presentation, dated [], 2025]

Exhibit A
Form of Lock-Up Agreement
___________, 20____
Oppenheimer & Co. Inc.
Canaccord Genuity LLC,
as Representative of the several
Underwriters named in Schedule A to the
Underwriting Agreement
c/o     Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
c/o    Canaccord Genuity LLC
1 Post Office Square, Suite 3000
Boston, Massachusetts 02109
Re:    Proposed Initial Public Offering into the United States by Public Policy Holding Company, Inc.
Ladies and Gentlemen:
The undersigned, a holder of Common Stock of Public Policy Holding Company, Inc., a Delaware corporation (the “Company”), understands that Oppenheimer & Co. Inc. and Canaccord Genuity LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the selling stockholders listed on Schedule B of the Underwriting Agreement, providing for the public offering (the “Public Offering”) of the Company’s common stock (the “Common Stock,” and the Common Stock to be offered pursuant to the Underwriting Agreement, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a holder of Common Stock[ and an officer and/or director of the Company], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer directed Securities the undersigned may purchase in the offering.
If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Representatives:
(i)    as a bona fide gift or gifts;
(ii)    by will, other testamentary document or intestacy;
(iii)    by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
(iv)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(v)    as a distribution to limited partners or stockholders of the undersigned;
(vi)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or the immediate family of the undersigned;
(vii)    as transfers pursuant to any sale or disposal of Lock-Up Securities pursuant to a bona fide third party tender offer for all or substantially all of the outstanding Common Stock, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by each of the undersigned shall remain subject to the restrictions contained in this lock-up agreement; or
(viii)    to fund the payment of tax obligations of the undersigned in connection with the exercise or vesting of any equity-based awards;
provided in each case, other than (vii) above, that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or otherwise publicly reported or filed, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.
Furthermore, during the Lock-Up Period, the undersigned may sell the Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities during the Lock-Up Period except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit B
Form of Waiver of Lock-Up
OPPENHEIMER & CO. INC.
CANACCORD GENUITY LLC
Public Policy Holding Company, Inc.
Public Offering of Common Stock
, 20__
[Name and Address of
Executive Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Public Policy Holding Company, Inc. (the “Company”) of ______ shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, and the lock-up letter dated __________________, 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated __________________, 20__, with respect to ______shares of Common Stock (the “Shares”).
Oppenheimer & Co. Inc. and Canaccord Genuity LLC each hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.
Yours very truly,
[Signature of Oppenheimer & Co. Inc. Representative]
[Name of Oppenheimer & Co. Inc. Representative]
[Signature of Canaccord Genuity LLC Representative]
[Name of Canaccord Genuity LLC Representative]

cc: Company

Exhibit C
Form of Press Release
Public Policy Holding Company, Inc.
[Date]
Public Policy Holding Company, Inc. (the “Company”) announced today that Oppenheimer & Co. Inc. and Canaccord Genuity LLC, the lead underwriters in the Company’s recent public sale of [•] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on    ,          2025, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D
Form of Opinion of Company U.S. Counsel
[to come]